	A.G. EDWARDS, INC.

	EXCESS PROFIT SHARING
	DEFERRED COMPENSATION PLAN

	2002 RESTATEMENT

	TABLE OF CONTENTS

	1.	Purpose		1
	2.	Eligibility		1
	3.	Basic Benefit		2
	4.	Plan Year Accounts		3
	5.	Pre-1987 Creditation of Interest		3
	6.	Plan Year Account Return Options - Post 1986		4
	7.	Fees Charged to Plan Year Accounts		5
	8.	Vesting Provisions for A Accounts		5
	9.	Vesting Provisions for B Accounts		7
	10.	Vesting Provisions For All Plan Year Accounts		8
	9.	Payment of A Accounts		9
	12.	Payment of B Accounts		9
	13.	Payment Upon Change in Control		12
	14.	Payment Upon Death		13
	15.	Severance Plan Override		13
	16.	Amendment or Discontinuance		14
	17.	Plan Administrator		14
	18.	Unfunded		14
	19.	Definitions and Rules of Construction		14
	20.	Official Actions		15
	21.	Tax Withholding		15

	A.G. EDWARDS, INC.
	EXCESS PROFIT SHARING
	DEFERRED COMPENSATION PLAN

	As Amended and Restated effective January 1, 2002

The A.G. Edwards, Inc. Excess Profit Sharing Deferred Compensation Plan (the "Plan") was originally effective beginning with the 1983 calendar year. The Plan was amended and restated as of January 1, 1987, January 1, 1994, January 1, 1995, August 20, 1999, and February 22, 2001. As of February 28, 2001, all existing post 1986 Plan Year Accounts were designated Plan Year A Accounts. Beginning with the 2001 Plan Year, awards are allocated evenly between an A Account and a B Account. Amounts allocated to B Accounts are subject to different vesting and payment provisions, as set forth in this restated instrument.

A.G. Edwards, Inc. now wishes to amend the Plan to accelerate vesting and payment of benefits for certain retirees and to add certain severance payment provisions.

NOW, THEREFORE, the Plan is hereby amended and restated by the following instrument, which shall be entitled the 2002 Restatement.

The amendments made by this 2002 Restatement generally are effective as of January 1, 2002, except as otherwise explicitly provided in the Plan.

The rights and benefits of a participant shall be governed by this Plan as amended from time to time and as in effect at the relevant time. Except as otherwise explicitly provided in the Plan, the rights and benefits of each participant shall be determined pursuant to the provisions of the Plan as in effect on the date of the applicable event.

	1.
Purpose. The purpose of the Plan is to provide unfunded deferred compensation to certain highly compensated employees whose benefit under the A.G. Edwards, Inc. Retirement and Profit Sharing Plan (the "Profit Sharing Plan") is limited by the Allocation Limitations contained in the Profit Sharing Plan. For purposes of this Plan, "Allocation Limitations" means the limitations on benefits in the Profit Sharing Plan imposed by Section 402(g) of the Code, which limits the amount an employee may elect to contribute to the Profit Sharing Plan, as described in Article VI of the Profit Sharing Plan, the limitation on the amount of Compensation which may be considered under the Profit Sharing Plan, as described in Article III of the Profit Sharing Plan, and the limitation imposed by Section 415 of the Code, which limits the amount that may be allocated to the account of an employee, as described in Section 7.6 of the Profit Sharing Plan.

	2.
Eligibility. Any employee of A.G. Edwards, Inc. and its Affiliates (the "Company") who is eligible to make a Deductible Employee Contribution pursuant to Section 6.1 of the Profit Sharing Plan for a Plan Year beginning after 1994 shall be eligible to participate in this Plan for that Plan Year whether or not a contribution is made.

	3.	Basic Benefit. The "Basic Benefit" of a participant in this Plan for a Plan Year beginning after 1994 shall, subject to the limitations in this Paragraph 3, equal the sum of (A) and (B) as follows:

(A)	The product of the "Applicable Percentage" of the participant for the Plan Year multiplied by the "Excess Profit Sharing Compensation" of the participant for the Plan Year where:

	(i)
The Applicable Percentage is the sum of (a) the rate of the Required Employer Non-matching Contribution with respect to Excess Compensation for that Plan Year made in accordance with Section 6.3 of the Profit Sharing Plan and (b) the rate of the FICA Discretionary Employer Non-matching Contribution for that Plan Year made in accordance with Section 6.4 of the Profit Sharing Plan; and

	(ii)
The Excess Profit Sharing Compensation for a Plan Year is Compensation as defined in the first Paragraph of Section 3.6 of the Profit Sharing Plan to the extent such compensation exceeds the limitation on Compensation in Sections 6.3 and 6.4 of the Profit Sharing Plan; and

(B)
The amount, if any, that would have been prevented from being allocated to the account of the participant in the Profit Sharing Plan for the Plan Year with respect to Compensation below the limitation on Compensation in Sections 6.3 and 6.4 of the Profit Sharing Plan solely as a result of the dollar limitation of Section 415(c)(1)(A) of the Code as set forth in Section 7.6(A) of the Profit Sharing Plan if the participant had made the maximum Deductible Employee Contribution permitted for the participant by the Profit Sharing Plan.

Notwithstanding anything to the contrary in this Paragraph 3, in no event shall the amount of the Basic Benefit for a Plan Year under this Plan, when added to the combined maximum amount of the Employer Contributions under the Profit Sharing Plan, exceed the maximum amount, if any, established for such Plan Year by the Plan Administrator.

Notwithstanding anything to the contrary in this Paragraph 3, if the Basic Benefit of a participant for a Plan Year, computed pursuant to the formula as described above that is applicable to that Plan Year, shall be less than $500, such participant shall not be entitled to any benefit under this Plan for that Plan Year.

	4.
Plan Year Accounts. A separate Plan Year Account shall be established and maintained for each participant with respect to each Plan Year for which the participant is entitled to creditation of a Basic Benefit. The Plan Administrator shall record the dollar amount of the Basic Benefit of a participant for each Plan Year to a separate Plan Year Account for that participant for that year.

As of February 28, 2001, all existing post-1986 Plan Year Accounts shall be designated Plan Year A Accounts. Beginning with the 2001 Plan Year, awards shall be allocated evenly between an A Account and a B Account for each participant.

	5.
Pre-1987 Creditation of Interest. As of the last day of each Plan Year, the Plan Administrator shall adjust the pre-1987 Plan Year Accounts of each participant by crediting simple interest on the balance credited to each such account as of the beginning of the Plan Year (after reduction of the account balances to reflect the amount paid to participants during such Plan Year) at the applicable rate, as follows:

(A)
Except as provided below in subparagraphs (B) and (C) of this Paragraph 5, the applicable rate shall be the average of the broker call rates of A.G. Edwards & Sons, Inc. as of the end of each month during the twelve-month period of the Plan Year.

(B)
In the event a participant elects a lump-sum payment of the balance of a Plan Year Account after June 30 of a Plan Year, the Plan Administrator shall adjust the Plan Year Account by crediting simple interest on the balance credited to such account for the partial year ending on the last day of the month as of which such Account becomes payable at the average broker call rate of A.G. Edwards & Sons, Inc. as of the end of each month during the period from the last year-end date interest was credited until the end of the month preceding the payment date.

(C)
The applicable rate for a participant who incurs a Termination of Employment before the participant attains sixty (60) years of age, for the period beginning on January 1 of the calendar year in which such a Termination of Employment occurred, shall be the lesser of:

	(i)	The average of one-half of the broker call rates of A.G. Edwards & Sons, Inc. as of the end of each month during the twelve-month period of the Plan Year, and

	(ii)	The average of the Federal Reserve discount rates as of the end of each of such twelve (12) months.

In the event such a terminated participant is rehired before the first anniversary of his or her Termination of Employment, the applicable interest rate shall be the average broker call rate determined as if the participant had not incurred a Termination of Employment.

In the event such a terminated participant is rehired on or after the first anniversary of his or her Termination of Employment, the lower interest rate applicable to former employees as described above shall apply until January 1 following the next date of reemployment of the participant, at which time the average broker call rate applicable to active employees shall again become applicable.

6.
Plan Year Account Return Options - Post 1986. On and after June 1, 2000, participants may base the return of a post-1986 Plan Year Account on the performance of one or a combination of securities (the "Funds") designated from time to time by the Plan Administrator. Participants will have no ownership interest in the Funds, but their Plan Year Account balance shall increase or decrease based on the performance of the designated Fund(s). The Funds' performance will be determined by industry acceptable performance measurement standards as determined by the Plan Administrator. Effective December 26, 2001, the broker call rate is eliminated as a basis for determining the return for any unvested Plan Year Account. The Plan Administrator in its sole discretion may from time to time add or delete Funds or other return options from the list of Funds or other return options which participants may base the return for a Plan Year Account.

From time to time, at such times and upon such effective dates as the Plan Administrator may determine, participants may change the Fund(s) they have designated by notifying the Plan Administrator or its designee in such manner as determined by the Plan Administrator.

For Plan Year Accounts vested prior to December 26, 2001, for participants who choose not to base the return of a Plan Year Account on the performance of a Fund(s), the Plan Year Account will be credited interest monthly at the average of the A.G. Edwards & Sons, Inc. broker call rates determined as of the 30-day period ending in the previous month for which data is available. For participants choosing to base the return of a Plan Year Account previously based on broker call rates on the performance of a Fund(s), the Plan Year Account will be credited interest at the previous month's average of the A.G. Edwards & Sons, Inc. broker call rates through the effective date of the transfer from the broker call rate method. No Plan Year Account Balance may be transferred from a Fund(s) to the broker call rate method. No Plan Year Account can have its return based on both the broker call rate and a Fund(s).

Effective with Plan Year 2001 awards, the return on all new Plan Year Accounts must be based on the performance of a Fund(s). The broker call rate method will no longer be a return measurement option. The return on new Plan Year Accounts initially will be based on the performance of the Fund(s) designated for the Plan Year Accounts of the participant for the immediately preceding Plan Year, if applicable. After the new Plan Year Account is initially directed to a Fund(s), the participant may change the Fund(s) on which the performance of the Plan Year Account is based, independent of other Plan Year Accounts.

Participants who do not designate a return option for Plan Year Accounts will have the return on their Plan Year Accounts determined by a default Fund as determined by the Plan Administrator.

7.
Fees Charged to Plan Year Accounts. On and after January 1, 2001, all Plan Year Accounts based on the return of a Fund(s) will be charged an annual administration fee in the manner determined by the Plan Administrator, but in no event will the administration fee exceed 25 basis points of the Plan Year Account's ending quarterly balance. The administration fee shall be based on the value of the Plan Year Account(s) at the end of the quarter and charged after the end of the quarter (retroactively), not in advance. The administration fee will apply if the return on the Plan Year Account(s) at any time during the quarter was based on a Fund(s). The Plan Administrator in its sole discretion shall determine which Fund(s) the administration fee will apply to.

8.
Vesting Provisions for A Accounts. The amount from time to time credited to each respective Plan Year A Account of a participant maintained for a Plan Year after 1986 shall vest at the rate for each year of service following the Plan Year for which the Basic Benefit was credited to that account of the participant, determined by the following schedule:

		Years of Service	Vested Percentage

		Less than 6	0%
		6	100%

The vested percentage of each separate Plan Year Account shall be determined independently of the vested percentage of any other Plan Year Account of that participant.

Years of Service. A year of service for purposes of this Paragraph means any calendar year during which the participant is employed continuously by the Company. An approved leave of absence for medical reasons shall be treated as a period of continuous employment for vesting. Any other leave of absence shall not count as a period of continuous employment for vesting, but commencing such a leave shall not cause a Termination of Employment. A participant shall receive no vesting credit for a calendar year unless the participant is employed continuously by the Company throughout such year.

Years of service completed prior to the Termination of Employment of a re-employed former participant shall be disregarded completely after the participant is rehired unless the participant is re-employed by the Company no later than the first anniversary of the Termination of Employment of the participant. In the event such a participant is re-employed on or before the first anniversary of his or her Termination of Employment, years of service completed before and after the Termination of Employment shall be aggregated for purposes of determining the vested percentage credited to the respective Plan Year A Accounts of the participant, regardless of whether the participant engages in competition with the Company during such a period of severance.

Forfeiture for Early Termination of Employment. Effective on and after March 1, 2001, in the event of Termination of Employment of a participant, for reasons other than death or disability, before the participant attains fifty-five (55) years of age, and before the combination of full years of age plus full years of service of the participant exceeds 70, the unvested portion of the respective Plan Year A Account balances of such a participant shall be forfeited at the time of such a Termination of Employment of the participant. In the event the participant is rehired by the Company on or before the first anniversary of such a Termination of Employment, no portion of the Plan Year A Account balances shall be forfeited or become payable to the participant on account of such a Termination of Employment and the previously forfeited Plan Year A Account balances of the participant shall be restored and distributed to the participant as determined under the remaining provisions of this Plan (including the provision mentioned previously in this Paragraph that only complete continuous years of employment are credited for increased vesting).

Extended Vesting - Early Retirement. Effective on and after March 1, 2001, upon Termination of Employment of a participant after the participant attains age fifty-five (55); or after the combination of full years of age plus full years of service of the participant exceeds 70, but before the participant attains sixty-five (65) years of age ("early retirement"), the respective Plan Year A Account balances of a participant that are not fully vested at the time the participant takes early retirement shall continue to vest as provided above, except that the time after early retirement during which the participant does not engage in competition, as defined in Article X of the Profit Sharing Plan, shall be treated as continued employment of the participant with the Company solely for purposes of vesting.

In the event a participant who takes early retirement shall subsequently engage in competition, as defined in Article X of the Profit Sharing Plan, each Plan Year A Account balance of the participant that is not fully vested at the time the participant first so engages in competition shall be forfeited, unless the participant is rehired by the Company on or before the first anniversary of his or her early retirement date.

Accelerated Vesting at Normal Retirement. For each respective Plan Year A Account of a participant maintained for a Plan Year before 1995, upon Termination of Employment of the participant on or after the participant attains sixty-five (65) years of age, the full amount credited to the Plan Year A Account of the participant as of the last day of the calendar year during which such Termination of Employment occurred shall become fully vested regardless of the number of years of service of the participant at such time, and shall be paid at such time or times as provided below.

For each respective Plan Year A Account of a participant maintained for a Plan Year after 1994, upon the Termination of Employment of the participant on or after the participant attains sixty-five (65) years of age, the respective Plan Year A Account balances of the participant that are not fully vested at the time the participant so retires shall become fully vested at the earlier of the time such accounts vest in accordance with the above six-year schedule, or the first anniversary of the date of such a Termination of Employment. In the event a participant who so retires shall subsequently engage in competition, as defined in Article X of the Profit Sharing Plan, each Plan Year A Account balance of the participant that is not fully vested at the time the participant first so engages in competition shall be forfeited, unless the participant is rehired by the Company on or before the first anniversary of his or her retirement date. The balance credited to each respective Plan Year A Account of a participant that becomes fully vested after the participant so retires shall (so long as the participant is not rehired) be paid at such time or times as provided below as if the participant had incurred a Termination of Employment on the day which each such account becomes fully vested.

	9.	Vesting Provisions for B Accounts.

Forfeiture for Early Termination of Employment. In the event of Termination of Employment of a participant, for reasons other than death or disability, before the participant attains fifty-five (55) years of age, and before the combination of full years of age plus full years of service of the participant exceeds 70, the unvested portion of the respective B Account balance of such a participant shall be forfeited at the time of such a Termination of Employment of the participant. In the event the participant is rehired by the Company on or before the first anniversary of such a Termination of Employment, no portion of the B Account balance shall be forfeited on account of such a Termination of Employment and the previously forfeited B Account balance of the participant shall be restored and paid to the participant as determined under the remaining provisions of this Plan.

Vesting after Retirement. Upon Termination of Employment of a participant after the participant attains age fifty-five (55); or after the combination of full years of age plus full years of service of the participant exceeds 70, the balance remaining in the B Account at the end of each anniversary of the participant's Termination of Employment shall vest over a six year period, as follows:

		1st anniversary - 17%	4th anniversary - 67%
		2nd anniversary -33%	5th anniversary - 83%
		3rd anniversary - 50%	6th anniversary - 100%

Vesting of the B Account shall be suspended in the event such a retired participant is rehired by the Company. All amounts allocated to the B Account of the participant shall vest as described above upon the subsequent Termination of Employment of the participant, as if the participant had retired for the first time.

In the event a participant who so retires subsequently engages in competition, as defined in Article X of the Profit Sharing Plan, the B Account balance of the participant that is not fully vested at the time the participant first so engages in competition shall be forfeited, unless the participant is rehired by the Company on or before the first anniversary of his or her early retirement date.

The following provision is effective December 26, 2001

Accelerated Vesting at Normal Retirement. Upon Termination of Employment of the participant on or after the participant attains sixty-five (65) years of age, the full amount credited to the B Account of the participant shall become fully vested upon the first anniversary of such Termination of Employment regardless of the number of years of service of the participant at such time. In the event a participant who so retires shall subsequently engage in competition, as defined in Article X of the Profit Sharing Plan, the B Account balance of the participant that is not fully vested at the time the participant first so engages in competition shall be forfeited, unless the participant is rehired by the Company on or before the first anniversary of his or her retirement date. The balance credited to the B Account of a participant that becomes fully vested after the participant so retires shall (so long as the participant is not rehired) be paid as such time or times provided below as if the participant had incurred a Termination of Employment on the day the B Account becomes fully vested.

	10.	Vesting Provisions For All Plan Year Accounts.

Forfeiture for Cause. Notwithstanding anything to the contrary in the Plan, the entire balance credited to all respective Plan Year Accounts of a participant that are not fully vested shall be forfeited at the time of Termination of Employment in the event the participant is Terminated for Aggravated Cause, as defined in Article III of the Profit Sharing Plan.

Full Vesting for Disability. Upon the Termination of Employment of a participant on account of Total Disability (as defined in Article III of the Profit Sharing Plan), the full amount credited to all of the Accounts of the participant as of the last day of the calendar year during which such a Termination of Employment occurred shall become fully vested regardless of the number of years of service of the participant at such time, and shall be paid at such time or times as provided below.

Full Vesting at Death. In the event of the death of a participant, the entire balance credited to all of the Accounts of the participant that are not forfeited on account of an event, such as Termination of Employment or engaging in competition, that occurred prior to death, whether or not vested in accordance with Paragraphs 8 and 9, shall be fully vested.

Full Vesting at Change in Control. Notwithstanding the provisions prescribed in the preceding Paragraphs governing the time of vesting, the balance credited to all Plan Year Accounts of each participant shall become fully vested and nonforfeitable immediately upon a Change in Control and shall be paid to the participant in a single lump sum as soon as administratively feasible after the Change in Control occurs.

For purposes of this Paragraph, "Change in Control" means the occurrence of any of the following events without the prior approval of the Board of Directors: (a) a merger, consolidation or reorganization of the Company in which the Company does not survive as an independent entity; (b) a sale of all or substantially all of the assets of the Company; (c) the first purchase of shares of Common Stock of the Company pursuant to a tender or exchange offer for more than 20% of the Company's outstanding shares of Common Stock; or (d) any change in control of a nature that, in the opinion of the Board of Directors, would be required to be reported under the federal securities laws; provided that such a change in control shall be deemed to have occurred if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least 70% of the directors then still in office who were directors at the beginning of the period.

	11.	Payment of A Accounts.

Normal Time of Payment. Benefits payable under this Plan attributable to a Plan Year A Account that is vested at the time the participant incurs a Termination of Employment generally shall become payable after the end of the Plan Year in which the participant incurs a Termination of Employment; provided that benefits for a Plan Year after 1994 of a participant who incurs a Termination of Employment after attaining sixty-five (65) years of age shall become payable one (1) year after the Termination of Employment. Subject to the deferral election provisions below, such benefits shall be paid to the participant in one lump-sum payment as soon as practical after such time.

Effective on and after March 1, 2001, upon Termination of Employment of a participant after the participant attains age fifty-five (55); or after the combination of full years of age plus full years of service of the participant exceeds 70, but before the participant attains sixty-five (65) years of age ("early retirement"), the balance credited to a Plan Year A Account of the participant that becomes fully vested after the participant takes early retirement shall (so long as the participant is not rehired) be paid at such time or times as if the participant had incurred a Termination of Employment on the day on which each such account becomes fully vested.

Notwithstanding the above, benefits payable under this Plan attributable to a Plan Year A Account of a participant maintained for a Plan Year after 1986 that was fully vested on August 20, 1999, shall be payable at such time or times as determined in accordance with the terms of this Plan (including elective deferred payment date rules) as in effect before the adoption of the 1999 Restatement.

Accelerated Lump Sum Payment. A participant may elect to receive a lump sum distribution of the benefits payable under this Plan attributable to a Plan Year A Account that is vested. If such an election is made in the first six (6) months of the Plan Year, the Plan Year Account shall become payable after the end of the Plan Year in which the participant made the election. If such an election is made in the last six (6) months of the Plan Year, the Plan Year Account shall become payable after the end of the sixth full calendar month beginning after the participant made the election. An election to receive an accelerated lump sum payment of a Plan Year A Account balance shall be irrevocable.

Installment Payments. A participant may elect installment payments of the balances credited to his or her respective Plan Year A Accounts in lieu of a normal lump-sum distribution, subject to the following:

(A)
A participant may elect to receive five (5) annual installment payments of the balance of a Plan Year A Account, with the first payment payable at the time a normal lump-sum distribution of such balance would have been paid but for such election, and each of the next four (4) annual installment payments payable as of the next four (4) anniversaries of such date; except that in the case of a participant who has attained sixty-five (65) years of age whose benefit is payable one (1) year after Termination of Employment, the first payment shall be payable after the end of the second Plan Year after Termination of Employment, and each of the next four (4) annual installment payments payable after the end of the next four Plan Years; and

(B)
The first installment payment shall equal one-fifth (1/5) of the balance of such Plan Year A Account payable to the participant as of the normal payment date, the second installment payment shall equal one-fourth (1/4) of the remaining balance of such account as of the last day of the Plan Year immediately preceding the payment, the third installment payment shall equal one-third (1/3) of the remaining balance of such account as of the last day of the Plan Year immediately preceding the payment, the fourth installment payment shall equal one-half (1/2) of the remaining balance of such account as of the last day of the Plan Year immediately preceding the payment, and the fifth installment payment shall equal the entire remaining balance of such account as of the last day of the Plan Year immediately preceding the payment.

General Deferral Election. Effective March 1, 2001, a participant may elect to defer payment of a Plan Year A Account balance in a lump sum payment to the end of the first, second, third, fourth, or fifth year following the year in which the participant incurs a Termination of Employment. Such an election shall be made within (60) days after Termination of Employment but no later than December 31 of the year in which the participant incurs a Termination of Employment.

Age 65 Deferral Election. A participant who has attained sixty-five (65) years of age may elect to defer payment of a Plan Year A Account in one lump sum until after the end of the first, second, third, fourth or fifth year following the year in which the participant Retires, regardless of any previous election with respect to such Plan Year Account. Effective March 1, 2001, such an election shall be made no later than six (6) months before the day the Plan Year Account first becomes payable without regard to any election. For purposes of this Paragraph, "Retire" means the Termination of Employment of a participant after the participant attains sixty-five (65) years of age.

Election Procedures. Effective March 1, 2001, except as otherwise explicitly provided in this Paragraph, an election made pursuant to this Paragraph shall be made within sixty (60) days after termination or retirement but no later than December 31 in the year of termination or retirement; except that in the case of a participant who has attained age sixty-five (65) years of age electing installment payments, such an election shall be made no later than six (6) months before the day the Plan Year Account first becomes payable without regard to any election. An election to receive installment payments or to defer a benefit pursuant to this Paragraph must be delivered to the Plan Administrator at such time and in such form and manner as is acceptable to the Plan Administrator. An election shall be irrevocable after the deadline for making such election. A participant may elect a payment with respect to each Plan Year A Account independently of any other Plan Year A Account.

Payments scheduled to be made after the end of a Plan Year shall be made as soon as administratively practicable after the end of the year.

	12.	Payment of B Accounts.

Normal Time of Payment. The vested portion of the B Account shall become payable on the date such portion becomes vested in accordance with Paragraph 9 or 10, whichever is applicable, and shall be paid in a lump sum payment as soon as administratively feasible after such time.

Deferral Election. A participant may elect to defer payment of the vested amount, which otherwise would be paid each year at the time of vesting, to the following annual payment date. On the following annual payment date, the cumulative deferral (the current year vested portion and any previous year deferred payments) may be deferred to the following annual payment date. However, the Plan Year B Account will become payable when such account becomes fully vested, with no further elective deferrals after that time.

Except as otherwise explicitly provided in this Paragraph, an election made pursuant to this Paragraph shall be made no later than sixty (60) days before the amount would otherwise become payable; except in the case of a participant who has attained age sixty-five (65) years of age, such an election shall be made no later than six (6) months before the day the B Account first becomes payable (as explained below).

Effective December 26, 2001

Lump Sum Payment. A participant who has attained sixty-five (65) years of age may elect to defer payment of the B Account in one lump sum until after the end of the first, second, third, fourth or fifth year following the year in which the participant Retires. Such election shall be made no later than six (6) months before the day the B Account first becomes payable. For purposes of this Paragraph, "Retire" means the Termination of Employment of a participant after the participant attains sixty-five (65) years of age.

Installment Payments. A participant who has attained sixty-five (65) years of age may elect installment payments credited to his or her respective B Account in lieu of a normal lump-sum distribution, subject to the following:

(A)
The first payment shall be payable after the end of the second Plan Year after Termination of Employment, and each of the next four (4) annual installment payments payable after the end of the next four Plan Years.

(B)
The first installment payment shall equal one-fifth (1/5) of the balance of such B Account payable to the participant as of the normal payment date, the second installment shall equal one-fourth (1/4) of the remaining balance of such account as of the last day of the Plan Year immediately preceding the payment, the third installment payment shall equal one-third (1/3) of the remaining balance of such account as of the last day of the Plan Year immediately preceding the payment, the fourth installment payment shall equal one-half (1/2) of the remaining balance of such account as of the last day of the Plan Year immediately preceding the payment, and the fifth installment payment shall equal the entire remaining balance of such account as of the last day of the Plan Year immediately preceding the payment.

	Such election shall be made no later than six (6) months before the day the B Account first becomes payable.

An election to receive installment payments or to defer a payment pursuant to this Paragraph must be delivered to the Plan Administrator at such time and in such form and manner as is acceptable to the Plan Administrator. An election shall be irrevocable after the deadline for making such election.

	13.
Payment Upon Change in Control. Notwithstanding the provisions prescribed in the preceding Paragraphs governing the time of payment, the balance credited to all Plan Year Accounts of each participant be paid to the participant in a single lump sum as soon as administratively feasible after the Change in Control, as defined in Paragraph 10, occurs.

	14.
Payment Upon Death. In the event of the death of a participant, the entire balance credited to all Accounts of the participant at the time of the death of the participant shall be paid to the beneficiary in a single lump sum as soon as administratively practical after the death of the participant, or in five (5) annual installment payments (each in the amount described in subparagraph (B) of Paragraph 11), as determined by the Plan Administrator in its sole discretion.

Each participant may designate any person or persons, including a trust (concurrently, contingently, or successively) to whom his benefits under this Plan are to be paid if the participant dies before receipt of all such benefits. A beneficiary designation shall be effective only if made in writing in a form suitable to the Plan Administrator and filed with the Plan Administrator by the participant. Each participant may change a beneficiary designation from time to time. If a participant shall fail to designate a beneficiary pursuant to this Plan, the beneficiary under this Plan shall be the beneficiary of such participant determined pursuant to the Profit Sharing Plan.

	15.
Severance Plan Override. Notwithstanding the provisions prescribed in the preceding Paragraphs, the provisions governing amounts credited to Accounts of Participants may be modified, as determined by the Plan Administrator, to conform to the terms, conditions and provisions of the A.G. Edwards, Inc. Severance Benefit Plan, including any Appendix thereto.

	16.
Amendment or Discontinuance. A.G. Edwards, Inc. reserves the right to amend, alter or discontinue this Plan at any time, provided that no such amendment, alteration or discontinuance may cause any forfeiture or diminution of the rights and benefits under this Plan in which a participant shall have become vested on or before the date of such amendment, alteration or discontinuance. Such action may be taken by an instrument in writing signed by the President of A.G. Edwards, Inc. or by any other officer or committee who has been duly authorized by the Board of Directors of A.G. Edwards, Inc.

	17.
Plan Administrator. The Plan Administrator of this Plan shall be the Plan Administrator appointed under the Profit Sharing Plan, and shall have all of the authority, rights and duties to administer this Plan as is assigned to the Plan Administrator to administer the Profit Sharing Plan.

	18.
Unfunded. Benefits payable under this Plan shall be paid by the respective employer of each participant out of its general assets. A participant shall have no rights with respect to benefits under this Plan other than the unsecured right to receive payments from the Company as provided herein. The Company shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations hereunder. Any benefit payable hereunder shall not be represented by a note or any evidence of indebtedness other than the promises contained in this Plan. No benefit or any part thereof which shall be payable hereunder shall be subject in any manner to anticipation, alienation, transfer, sale, assignment, pledge, encumbrance, garnishment, attachment, execution, or the claims of creditors of any person having an interest hereunder, nor be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of such person.

	19.
Definitions and Rules of Construction. The terms and provisions of this Plan shall be construed as defined in, and in accordance with the meaning under, the Profit Sharing Plan. Reference to a particular section or article of the Profit Sharing Plan shall refer to the section or article of such Plan as in effect on the date of adoption of this Plan or any comparable section or sections, or article or articles of any future plan document that amends, supplements or supersedes said section.

	20.
Official Actions. Any action required to be taken by the Board of Directors of A.G. Edwards, Inc. pursuant to this Plan may be performed by any person or persons, including a committee, to which the Board of Directors of A.G. Edwards, Inc. delegates the authority to take actions of that kind. Whenever under the terms of this Plan a corporation is permitted or required to take some action, such action may be taken by an officer of the corporation who has been duly authorized by the Board of Directors of such corporation to take actions of that kind, and if no such authorization is given by the Board, by the President of such corporation.

	21.
Tax Withholding. The Company will withhold any amount otherwise payable under this Plan as necessary to enable it to remit to the appropriate government entity or entities on behalf of the Employee the amount required to be withheld from wages with respect to benefits under this Plan.

IN WITNESS WHEREOF, A.G. Edwards, Inc. has adopted the foregoing amendment this _________ day of ______________________________, 2002.

			A.G. EDWARDS, INC.

			By: ____________________________________

			Title: ____________________________________

ATTEST:

_________________________________

FIRST AMENDMENT
A.G. EDWARDS, INC.
EXCESS PROFIT SHARING
DEFERRED COMPENSATION PLAN
2002 RESTATEMENT

The A.G. Edwards, Inc. Excess Profit Sharing Deferred Compensation Plan (the "Plan") originally effective beginning with the 1983 calendar year. The Plan was amended and restated as of January 1, 1987, January 1, 1994, January 1, 1995, August 20, 1999, and February 22, 2001. As of February 28, 2001, all existing post 1986 Plan Year Accounts were designated Plan Year A Accounts. Beginning with the 2001 Plan Year, awards are allocated evenly between an A Account and a B Account. Amounts allocated to B Accounts are subject to different vesting and payment provisions, as set forth in this restated instrument.

A.G. Edwards, Inc., now wishes to amend the Plan, allow the Plan Administrator to impose transfer restrictions on return options and to provide accelerate vesting and of benefits for certain Participants in conjunction with the sale of CPI Qualified Plan Consultants, Inc. by A.G. Edwards, Inc.

NOW THEREFORE, the Plan is hereby amended as follows:

1.	Effective February 20, 2004, the following paragraph is added as the last paragraph of existing paragraph 7:

The Plan Administrator may from time to time impose transfer restrictions as to how often a participant may change his or her designation of a return option. The Plan Administrator may from time to time impose a redemption fee to be charged to a participant's Account or Accounts for violation of such transfer restrictions or may take other actions including blocking or reversing transactions to enforce such restrictions.

2.	Effective March 15, 2004, an additional paragraph is added to paragraph 10 as follows:

Accelerated Vesting Upon Sale of CPI. Upon the Termination of Employment of a Participant on the account of the sale of CPI Qualified Plan Consultants, Inc. by A.G. Edwards, Inc., the full amount credited to all the Accounts of the participant at the time of Termination of Employment shall become fully vested regardless of the number of years of service of the participant at such time, and shall be paid at such time or times as provided below.

IN WITNESS WHEREOF, the undersigned as Secretary of A.G. Edwards, Inc. hereby certifies that this First Amendment was duly adopted by A.G. Edwards, Inc.

By: ____________________________________

Title: ___________________________________